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                                EXHIBIT No. 10.73

                    SEPARATION AND CONFIDENTIALITY AGREEMENT




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                    SEPARATION AND CONFIDENTIALITY AGREEMENT


                                     BETWEEN


                                THOMAS L. FRENCH


                                       AND


                               OWOSSO CORPORATION











                                  JUNE 14, 1996










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             SEPARATION AND CONFIDENTIALITY AGREEMENT

          THIS SEPARATION AND CONFIDENTIALITY AGREEMENT is made as of the 14th day of June, 1996 by and between THOMAS L. FRENCH, an individual residing in the Commonwealth of Pennsylvania ("Executive"), and OWOSSO CORPORATION, a business corporation existing under the laws of the Commonwealth of Pennsylvania, together with each and every one of its predecessors, successors (by merger or otherwise), parents, subsidiaries, affiliates, assigns, directors, officers, employees, agents and other representatives of any kind (hereinafter collectively referred to as the "Company").


                       W I T N E S S E T H:

          WHEREAS, Executive has been employed by the Company since its formation in March 1994 in the capacity of President and Chief Operating Officer and has served as a member of the Board of Directors of the Company; and

          WHEREAS, Executive and the Company have agreed that it is in their mutual best interests for Executive to resign his positions as a director, officer and employee of the Company; and

          WHEREAS, Executive and the Company also desire to settle fully and finally all differences between them, including, but in no way limited to, any differences arising out of any aspect of Executive's employment with the Company and/or out of his separation from that employment.

          NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, Executive and the Company acting of their own free will and intending to be legally and irrevocably bound hereby, agree as follows:

          1. Prior Agreements. All agreements and understandings between Executive and the Company, whether oral or written, which were in effect at any time prior to the execution and delivery of this Agreement ("Prior Agreements") are hereby terminated and of no further force and effect. Neither Executive nor the Company shall have any further rights or obligations under any such Prior Agreements.

          2. Employment Termination. Executive acknowledges and agrees that, effective as of May 8, 1996 (the "Commencement Date"), he did not (and shall not in the future) render any further services to the Company in the capacity of employee, officer or director of the Company, and that, as of the Commencement Date, he has effectively resigned from any and all positions that he heretofore held with the Company, its subsidiaries and affiliates. Contemporaneously with the execution and delivery of this Agreement, Executive shall execute and deliver to the Company a formal resignation from his positions as President, Chief Operating Officer and member of the Company's Board of Directors and similar resignations with respect to each and every subsidiary of the Corporation for which he served as an officer and/or director. Executive further acknowledges and agrees that, effective as of the Commencement Date, he was no longer (and shall no longer in the future) be authorized to represent, to incur any expenses or liabilities or to take any other action on behalf of, the Company. In addition, Executive acknowledges and agrees that the Company shall not have any obligation, contractual or otherwise, to rehire, reemploy or recall him in the future and/or to pay or to make available to him any additional compensation or benefits after the Commencement Date except as required by law or as specifically provided herein.

          3. Consideration. In consideration for the general release described in Section 7 hereunder and for all other agreements by Executive contained in this Agreement, the Company shall provide Executive with the following benefits and compensation:

               a. Executive Base Salary. The Company shall continue Executive's base salary from the Commencement Date until the first anniversary of the Commencement Date. Such salary shall continue to be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld by the Company and such salary shall be withheld and paid in accordance with the Company's normal payroll practice for its executives from time to time in effect.

               b. Executive Bonuses. Company shall pay Executive immediately upon the Effective Date of this Agreement, Twelve Thousand Dollars ($12,000) in cash, which amount constitutes the pro rata portion of Executive's bonus for the first six (6) months of the Company's 1996 fiscal year.

               c.   Welfare Benefit Continuation.

                    (i) It is the intention of the parties hereto that Executive's status as an active participant under the Company's basic group life insurance and long term disability programs will continue, insofar as permitted by the contracts with the Company's group insurance providers and by applicable law through the first anniversary of the Commencement Date; provided that, in the event that Executive's status as an active participant under such insurance and disability programs is not permitted by the Company's contracts with its insurance providers or by applicable law, the Company will use its best efforts to obtain reasonably equivalent coverage for Executive through the first anniversary of the Commencement Date.
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                    (ii) The inclusion of Executive as an active participant in the Company's group health plan shall terminate as of the Commencement Date. Nevertheless, the Executive shall be eligible to continue coverage under the Company's group health plan to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"), 29 U.S.C. Sections 1161-1169. Furthermore, as part of the severance package made available to Executive hereunder, the Company agrees to bear the cost of continuing Executive's group medical benefits under COBRA (less an amount equal to the amount that Executive would have been required to pay for such group medical benefits were he still employed by the Company) through the first anniversary of the Commencement Date. During the period during which the Company subsidizes the Executive's COBRA premium, the Executive's required contribution (as provided for above) will be deducted from Executive's monthly salary continuation payments. The cost of COBRA coverage for any period after the first anniversary of the Commencement Date shall be borne exclusively by the Executive.

          The Company's assumption of the cost of such coverage shall be considered an employer subsidy of the employee's right to purchase continuation coverage under COBRA. This Agreement shall in no way extend the maximum period of continuation coverage to which the Executive is entitled under COBRA beyond the time described in ERISA Section 602, 29 U.S.C. Section 1162, or otherwise expand the Executive's rights under COBRA.

                    (iii) Pursuant to ERISA 602(2)(D)(i), the Executive's entitlement to COBRA continuation coverage ceases on the date that the Executive becomes covered under another group medical plan which does not contain any exclusion or limitation with respect to any preexisting condition of the Executive. In the event the Executive becomes covered under such a plan, the Executive agrees to immediately notify the Company by written notice to the Chief Financial Officer of the Company.

               c. Other Insurance. The Company shall continue for one (1) year Executive's (i) term life insurance coverage, and in connection therewith shall pay all premiums relating thereto scheduled on the Commencement Date to be made from the Commencement Date until the first anniversary of the Commencement Date, and (ii) D&O insurance coverage, and in connection therewith shall pay all premiums relating thereto scheduled on the Commencement Date to be made from the Commencement Date until the first anniversary of the Commencement Date.

               d. Outplacement Service. The Company shall pay up to (but not more than) Fifteen Thousand Dollars ($15,000) for outplacement services for Executive, such payment to be made to one or more agencies selected by Executive upon submission by Executive of valid invoices or bills for services rendered by such agency(ies).

               e. Leased Vehicle. Pursuant to a lease between the Company and Don Rosen BMW (the "Lease"), the Company leases for the use of Executive, one black on black 1996 BMW 328ia sedan (the "Leased Vehicle"). The Company shall make (i) all lease payments scheduled on the Commencement Date to be made under the Lease from the Commencement Date until the first anniversary of the Commencement Date, (ii) all auto insurance premium payments relating to the Leased Vehicle that are scheduled on the Commencement Date to be made from the Commencement Date until the first anniversary of the Commencement Date, and
(iii) all payments reasonably necessary or appropriate in order to maintain the Leased Vehicle from the Commencement Date until the first anniversary of the Commencement Date; provided, however, that the Company shall not be responsible to pay for gasoline for the Leased Vehicle. Executive shall use his best efforts to obtain Don Rosen BMW's consent to the termination of the Lease effective on the first anniversary of the Commencement Date. In the event that Executive is unable to obtain such consent, on the first anniversary of the Commencement Date, Executive shall return the Leased Vehicle to the Company in the same condition as such Leased Vehicle is in on the Commencement Date, reasonable wear and tear excepted.

          4.   Option Regarding Company Stock.

               a. On the date hereof, Executive owns beneficially and of record 131,324 restricted shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"). Executive hereby represents and warrants to the Company that (i) Executive owns the Shares beneficially and of record,
(ii) Executive has good, marketable and valid title to the Shares, free and clear of all liens, security interests, pledges, negative pledges, encumbrances, restrictions, options, charges or claims of any kind, and (iii) no person or entity has any agreement, subscription, option, or warrant, or any other right or commitment, entitling him or it to acquire from Executive any of the Shares.

               b. For a period of two (2) business days following the expiration of the Stock Price Computation Period (as defined below), Executive may, upon delivery of written notice to the Company, together with the certificates representing the Shares and stock power(s) duly executed in blank (the "Conditions"), require the Company to purchase the Shares. Upon fulfillment of the Conditions, the Company shall within two (2) business days thereafter purchase the Shares from Executive for a purchase price (the "Purchase Price") equal to the average closing price of the Common Stock as reported by the Nasdaq Stock Market for the trading days comprising the Stock Price Computation Period. The Purchase Price shall be payable as follows: (i) up to Two Hundred Forty Five Thousand Dollars ($245,000) of such Purchase Price (in Executive's sole discretion) shall be payable in cash at settlement of such purchase and sale (the "Closing") and (ii) the balance of such Purchase Price shall be payable by the delivery of a subordinated secured promissory note of the Company in form reasonably acceptable to the Company and the Executive (the "Note").

               c. The Note shall be payable in full on the second anniversary of the Closing, shall bear interest at eight percent (8%) per annum, payable quarterly in arrears, and shall be secured by the Shares. The Note shall be subordinated only to the Company's senior lender, NBD Bank (in its capacity as a lender or as agent), or its successors and assigns or any lender that replaces NBD Bank, in accordance with a Subordination Agreement, the terms and conditions of which shall be reasonably acceptable to the Company's senior lender.

               d. For purposes hereof, the "Stock Price Computation Period" shall commence on the third (3rd) business day following June 3, 1996 and shall end on such date which, including the commencement date of the Stock Price Computation Period, is thirty five (35) trading days later. For purposes hereof, a "trading day" shall mean any day that securities trade on the Nasdaq Stock Market.

          5.   Confidentiality.

               a. Executive agrees that he will not disclose or use for his direct or indirect benefit or the direct or indirect benefit of any third party, any Confidential Information (as hereinafter defined) of the Company. In general, "Confidential Information" means any and all proprietary information of the Company, whether any information relating to computer codes or instructions (including source and object code listings, logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation); computer processing systems and techniques; concepts; layouts; flowcharts; specifications; know-how; any associated user or other manuals or other like textual materials (including any other data and materials used in performing Executive's duties); all computer inputs and outputs (regardless of the media on which stored or located); hardware and software configurations; designs; interfaces; research; processes; inventions; products; methods; marketing sales and distribution data, methods, plans and efforts; the Company's relationship with actual and prospective customers, contractors and suppliers; sales, business, alliance and strategic plans; alliance agreements; license agreements; budgets; any other materials prepared by Executive or other employees in the course of, relating to or arising out of their employment, or prepared by any other contractor for the Company or its customers; and any other materials that have not been made available to the general public.

               b. Executive agrees that he will, effective the Commencement
Date: (i) discontinue all use of Confidential Information; (ii) return to the Company all material furnished by the Company that contains Confidential Information; (iii) erase or destroy any Confidential Information contained in computer memory or data storage apparatus under the ownership or control of Executive; and (iv) remove Confidential Information from any software under the ownership or control of Executive that incorporates or uses Confidential Information in whole or in part.

               c. Executive has returned to the Company, on or prior to the Commencement Date, any documents, records, notebooks, files, correspondence, reports, memorandum, personal property owned by the Company, or any other documents and material whatsoever relating to the business of the Company. Executive represents that he has returned all door and file keys, card key passes, computer access cards, software, credit cards and other physical property of any kind owned by the Company that Executive received in connection with his employment. Executive further agrees that he will not make, retain, remove or distribute any copies of any of the foregoing.

          6. Confidentiality of Terms. Executive agrees that the terms of this Agreement shall remain completely confidential, and he will not hereafter disclose any information concerning this Agreement to anyone except: (a) his spouse and family; (b) his personal attorney, if any; (c) his personal financial and/or tax advisors; (d) taxing authorities and (e) as otherwise may be required by law or court order. Executive further understands that such information may be disclosed to the aforementioned individuals only on the condition that such individuals in turn agree to keep such information completely confidential, and not disclose it to others, except as may otherwise be required by law or court order. After his resignation and in response to any inquiries by employees of the Company or third parties concerning any of the terms of this Agreement, Executive agrees to state only that he resigned his employment.

          7. Non-Disparagement. Neither Executive nor the executive officers of the Company will make to any person outside the employment of that party any tortiously defamatory or disparaging statement with regard to the other party or the other party's business.

          8.   Waiver and Release of Claims.

               a. In consideration of the foregoing, except as set forth in
Section 8(c) hereof, Executive completely releases, relinquishes, waives and discharges the Company, its officers, directors, employees, agents, successors and assigns from all claims, liabilities, demands and causes of action, known or unknown, filed or contingent, which he may have or claim to have against the Company as of the date of the signing of this Agreement arising out of or in any way related to his employment with the Company or the termination of that employment. Executive agrees that he has executed this Agreement and this release on his own behalf, and also on behalf of his heirs, agents, representatives, successors and assigns. This release includes, but is not limited to, a release of any rights or claims he may have:

                (i) for alleged employment discrimination on the basis of age, race, color, religion, sex, national origin, veteran status, disability and/or handicap, in violation of any federal, state or local statute, ordinance, judicial precedent or executive order, including but not limited to claims for discrimination under the following statutes: Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq., the Older Workers Benefit Protection Act, the Rehabilitation Act of 1972, as amended, 29 U.S.C. Section 701 et seq., the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. Section 2601 et seq., and the Pennsylvania Human Relations Act, 43 P.S. Section 951 et seq.;

                (ii) in tort (including but not limited to any claims for misrepresentation, defamation, interference with contract or prospective economic advantage, intentional infliction of emotional distress and negligence);

                (iii) for wages and benefits (including without limitation salary, stock, commissions, royalties, license fees, health and welfare benefits, severance pay, vacation pay, and bonuses);

                (iv) for wrongful discharge and breach of contract (whether express or implied), and implied covenants of good faith and fair dealing;

                (v)       for breach of any express or implied contract claims;

                (vi) for wrongful termination or any other tort claims, including claims for attorney's fees, whether based on common law, or otherwise;

                (vii) to acquire or exercise any other rights or entitlements of stock, warrants, options, or other securities of the Company, and any related entity other than pursuant to the exercise of stock options and warrants currently held or acquired otherwise than from the Company.

Executive understands, however, that by signing this release, he does not waive rights to: (x) claims arising under any applicable worker's compensation laws;
(y) any claims which the law states may not be waived; and (z) his vested rights under the regular employment benefit plans of the Company, in effect as of the date this Agreement.

               b. In consideration of the foregoing, except as set forth in
Section 8(c) hereof, the Company in turn completely releases, relinquishes, waives and discharges Executive from all claims, liabilities, demands and causes of action, known or unknown, filed or contingent, which it may have or claim to have against Executive as of the date of the signing of this Agreement arising out of or in any way related to Executive's employment with the Company or the termination of that employment.

               (c) Executive and the Company specifically acknowledge and hereby agree that the provisions of this general release extend to all of the aforementioned actions, whether presently matured or not matured, known or unknown, suspected or unsuspected by Executive and by the Company, and further agree that this constitutes an essential, material term of this Agreement. Notwithstanding the foregoing, Executive and the Company expressly agree that the releases set forth in this Section 8 shall not apply to any and all suits, causes of action, claims, demands, charges, complaints, obligations or any actions of any sort whatsoever, whether in law or equity, directly or indirectly, relating to or in any way arising out of any aspect of this Agreement and any other agreements and instruments related to the transactions contemplated herein.

          9. No Admission. This Agreement shall not in any way be construed as an admission by either Executive or the Company that either has acted wrongfully with respect to the other party or that any action taken by Executive or the Company with respect to the other at any time prior to the execution of this Agreement has been unwarranted, unjustified, discriminatory, or otherwise unlawful. Rather, it is understood and agreed that this Agreement constitutes a good faith settlement of any and all claims between the parties, and, except as set forth in Section 8(c) hereof, Executive and the Company hereby specifically disclaim any liability to or wrongful acts against the other party on the part of itself, its directors, officers, employees, agents and/or other representatives including legal counsel of any kind.

          10. Indemnification. To the extent permitted by law, the Company agrees to defend, indemnify and hold Executive harmless against any threatened or pending actions or proceedings, whether brought by a third party or as a derivative action, by reason of the fact that Executive was a director, an officer and/or a representative of the Company acting within the scope of his employment.

          11. Cooperation in Defending Legal Actions. Executive understands that he will not in the future voluntarily assist any individual or entity in preparing, commencing or prosecuting any action or proceeding against the Company, its directors, officers, employees, or affiliates, including but not limited to, any administrative agency claims, charges or complaints and/or lawsuits against the Company, its directors, officers, employees or affiliates, or to voluntarily participate or cooperate in any such action or proceeding, except as such waiver is prohibited by applicable law. Executive also agrees that he will cooperate with and assist the Company in its defense of any such action or proceeding, including without limitation, any actions or proceedings currently pending or threatened against the Company or hereafter initiated against the Company. This Agreement shall not preclude Executive from testifying in such an action or proceeding if he is requested to do so by the Company or is compelled to do so pursuant to a subpoena or other court order. However, Executive expressly agrees that he will provide written notice addressed to the attention of the Chief Financial Officer of the Company, if he should receive, by service or otherwise, a notice, subpoena or other court order or any other written request seeking or requiring him to testify or otherwise participate in or assist in any action or proceeding against the Company, such notice to be so provided within twenty-four (24) hours of each such receipt by Executive or anyone acting on his behalf.

          12. Entire Agreement. This Agreement constitutes the entire understanding between Executive and the Company and supersedes all other agreements, whether written or oral, with respect to the transactions contemplated herein. This Agreement may not be amended or modified by either party unless such amendment or modification is memorialized in a writing signed by each of the parties hereto.

          13. Waiver. Any waiver by either party of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

          14. Arbitration. Except in the case of a breach of Sections 5, 6 and/or 7 of this letter for which the non-breaching party shall be entitled to apply to a court of competent jurisdiction for injunctive relief therefrom, in the case of a dispute, controversy, difference or claim arising out of this letter or for the breach hereof (either, a "Dispute"), the parties herein shall use exclusively the procedures set forth herein to resolve the Dispute.

               a. Submission to Arbitration. Any Dispute shall be settled by arbitration before three arbitrators, at least one of whom will be a lawyer, in accordance with the Rules of the American Arbitration Association ("AAA") then in effect and as modified by this Section 14 or by further agreement of the parties. Any such arbitration will be conducted in Philadelphia, Pennsylvania. The arbitrators will be selected from a panel of persons knowledgeable in the specific areas which may be relevant to the claim. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

               b. Confidentiality. Neither party nor the arbitrators may disclose the existence or results of any arbitration under this letter or any evidence presented during the course of the arbitration without the prior written consent of both parties.

               c. Cost of Arbitration. Each party shall bear its own costs incurred in the arbitration. If either party refuses to submit to arbitration any Dispute required to be submitted to arbitration pursuant to this Section 14, and instead commences any other proceeding, including, without limitation, litigation, then the party who seeks enforcement of the obligation to arbitrate shall be entitled to its attorneys' fees and costs incurred in any such proceeding.

          15. Governing Law. All issues concerning this Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Commonwealth of Pennsylvania. The parties hereto agree that, except as otherwise set forth in Section 14 hereof, any action to enforce this Agreement may be properly brought in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania, and the parties hereto agree that the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of the parties hereto.

          16. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          17. Further Assurances. From time to time after the execution of this Agreement, each of the parties hereto hereby agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals. In case at any time after the execution of this Agreement further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties shall take all such necessary action.

          18. Assignment. This Agreement may not be assigned by either party (by operation of law or otherwise) without the express written consent of the other party.

          19. Enforcement. All remedies at law and equity shall be available for the enforcement of this Agreement incorporated by reference herein. This Agreement may be pleaded as a full bar to the enforcement of any claim in any way related to or arising out of Executive's employment with the Company and/or the termination of his employment.

          20. Opportunity to Review; Effectiveness of Agreement; Revocation.

               a. EXECUTIVE HEREBY ACKNOWLEDGES THAT HE IS ACTING OF HIS OWN FREE WILL, THAT HE HAS BEEN AFFORDED A REASONABLE TIME TO READ AND REVIEW THE TERMS OF THIS AGREEMENT, THAT HE HAS HAD AN OPPORTUNITY TO SEEK THE ADVICE OF COUNSEL AND THAT HE IS VOLUNTARILY ENTERING INTO THIS AGREEMENT WITH FULL KNOWLEDGE OF ITS RESPECTIVE PROVISIONS AND EFFECTS.

               b. Executive acknowledges that he has been advised that he has not less than twenty-one (21) days to consider this Agreement; that he has seven
(7) days after signing this Agreement within which to revoke his acceptance of this Agreement and THAT THIS AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL AFTER THAT SEVEN (7) DAY REVOCATION PERIOD EXPIRES (such date, the "Effective Date"); and that he should consult an attorney before signing this Agreement.

               c. If Executive elects to revoke his acceptance of this Agreement, he will do so within seven (7) days after executing it, by depositing a letter in the U.S. Mail, postage prepaid, addressed to:

                               Owosso Corporation
                                One Tower Bridge
                                100 Front Street
                           West Conshohocken, PA 19428
                          Attn: Chief Financial Officer

Such a letter shall advise the Chief Financial Officer that Executive has elected to revoke his acceptance of this Agreement. Executive shall not accept, endorse, or deposit any check or other payment sent or made to him by the Company pursuant to the terms of this Agreement if Executive elects to revoke his acceptance of this Agreement.

          21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

          22. Contractual Effect. The parties understand and acknowledge that the terms of this Agreement are contractual and not a mere recital. Consequently, they expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, and that it shall be binding upon the respective parties as well as their heirs, executors, successors, administrators and assigns.

          IN WITNESS WHEREOF, Executive and the Company each acknowledge that they are acting of their own free will, that they have had a sufficient opportunity to read and review the terms of this Agreement, they have each received the advice of their respective counsel with respect hereto, and that they have voluntarily caused the execution of this Agreement as of the day and year set forth below.

Witness


/s/ Bruce K. Fenton                     /s/ Thomas L. French
- ----------------------                  -----------------------
                                        Thomas L. French


ATTEST:                                 OWOSSO CORPORATION



By: /s/ Brian Tidwell                  By: /s/ George B. Lemmon, Jr.
   ----------------------                  -------------------------
   Title: VP-Operations                    Title: CEO